Exhibit 4.7

                        PREFERRED SECURITIES CERTIFICATE

         THIS PREFERRED SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS PREFERRED SECURITY IS EXCHANGEABLE FOR PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT, AND NO TRANSFER OF THIS PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS PREFERRED SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS  THIS   PREFERRED   SECURITY  IS  PRESENTED  BY  AN   AUTHORIZED
REPRESENTATIVE OF DTC TO FIRST BANK STATUTORY TRUST VIII OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THE PREFERRED SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SUCH PREFERRED SECURITIES OR ANY INTEREST THEREIN MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF ANY PREFERRED SECURITIES IS HEREBY NOTIFIED THAT THE SELLER OF THE PREFERRED SECURITIES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT.

         THE HOLDER OF THE PREFERRED SECURITIES REPRESENTED BY THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE TRUST AND THE DEPOSITOR THAT (A) SUCH PREFERRED SECURITIES MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE TRUST, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (III) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR
(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF AN "ACCREDITED INVESTOR," WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND, IN THE CASE OF (III), SUBJECT TO THE RIGHT OF THE TRUST AND THE DEPOSITOR TO REQUIRE AN OPINION OF COUNSEL ADDRESSING COMPLIANCE WITH THE U.S. SECURITIES LAWS, AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (B) THE HOLDER WILL NOTIFY ANY PURCHASER OF ANY PREFERRED SECURITIES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

         THE PREFERRED SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE LIQUIDATION AMOUNT OF NOT LESS THAN $100,000. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY ATTEMPTED TRANSFER OF PREFERRED SECURITIES OR ANY INTEREST THEREIN IN A BLOCK HAVING AN AGGREGATE LIQUIDATION AMOUNT OF LESS THAN $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH PREFERRED SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF LIQUIDATION AMOUNT OF OR DISTRIBUTIONS ON SUCH PREFERRED SECURITIES OR ANY INTEREST THEREIN, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH PREFERRED SECURITIES.

         THE HOLDER OF THIS SECURITY, OR ANY INTEREST THEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THIS PREFERRED SECURITY OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER SECTION 408(b)(17) OF ERISA, U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60,

91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY, OR ANY INTEREST THEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THE PREFERRED SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR
SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE "PLAN ASSETS" OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER AN APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

         THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES, INCLUDING THE FEDERAL DEPOSIT INSURANCE CORPORATION.

Certificate Number  P-1                              25,000 Preferred Securities
                                        $25,000,000 Aggregate Liquidation Amount



                                    CUSIP NO.

                                    31927PAA7

                   Certificate Evidencing Preferred Securities

                                       of

                         First Bank Statutory Trust VIII

                              Preferred Securities
               (liquidation amount $1,000 per Preferred Security)

         First Bank Statutory Trust VIII, a statutory trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of 25,000 Preferred Securities, or such other number of Preferred Securities represented hereby as may be set forth in the records of the Securities Registrar hereinafter referred to in accordance with the Trust Agreement (as defined below), of the Trust representing an undivided preferred beneficial interest in the assets of the Trust and designated the First Bank Statutory Trust VIII Preferred Securities (liquidation amount $1,000 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.7 of the Trust
                                                        -----------
Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust, dated as of February 23, 2007, as the same may be amended from time to time (the
"Trust Agreement"), among First Banks, Inc., a Missouri corporation, as Depositor, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, the Administrative Trustees named therein and the Holders, from time to time, of Trust Securities. The Holder is entitled to the benefits of the Guarantee Agreement entered into by First Banks, Inc. and Wilmington Trust Company, as Guarantee Trustee, dated as of February 23, 2007, as the same may be amended from time to time (the "Guarantee Agreement"), to the extent provided therein. The Trust will furnish a copy of each of the Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Property Trustee at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         This  Preferred  Securities   Certificate  shall  be  governed  by  and
construed in accordance with the laws of the State of Delaware.

          IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed on behalf of the Trust this certificate this 23 day of February, 2007.



                                            First Bank Statutory Trust VIII

                                            By:/s/ Terrance M. McCarthy
                                               ---------------------------------
                                                   Terrance M. McCarthy
                                                   Administrative Trustee


         This   represents    Preferred    Securities   referred   to   in   the
within-mentioned Trust Agreement.

Dated: February 23, 2007

                                            Wilmington Trust Company,
                                              not  in  its  individual capacity,
                                              but solely as Property Trustee



                                            By:/s/ W. Thomas Morris II
                                               ---------------------------------
                                               Name:  W. Thomas Morris, II
                                               Title: Assistant Vice President

                               REVERSE OF SECURITY

         The Trust promises to pay Distributions from February 23, 2007, or from the most recent Distribution Date to which Distributions have been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 30th , June 30th , September 30th and December 30th of each year, commencing on March 30, 2007, at a variable rate per annum, reset quarterly, equal to LIBOR plus 1.61% of the Liquidation Amount of the Preferred Securities represented by this Preferred Securities Certificate, together with any Additional Interest Amounts, in respect to such period.

         Distributions on the Trust Securities shall be made by the Paying Agent from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

         In the event (and to the extent) that the Depositor exercises its right under the Indenture to defer the payment of interest on the Notes, Distributions on the Preferred Securities shall be deferred.

         Under the Indenture, so long as no Note Event of Default pursuant to paragraphs (c), (e), (f), (g) or (h) of Section 5.1 of the Indenture has
            ---   ---   ---   ---    ---     ------------
occurred and is continuing, the Depositor shall have the right, at any time and from time to time during the term of the Notes, to defer the payment of interest on the Notes for a period of up to twenty (20) consecutive quarterly interest payment periods (each such extended interest payment period, an "Extension Period"), during which Extension Period no interest shall be due and payable (except any Additional Tax Sums that may be due and payable). No interest on the Notes shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear Additional Interest (to the extent payment of such interest would be legally enforceable) at a variable rate per annum, reset quarterly, equal to LIBOR plus 1.61%, compounded quarterly, from the dates on which amounts would have otherwise been due and payable until paid or until funds for the payment thereof have been made available for payment. If Distributions are deferred, the deferred Distributions (including Additional Interest Amounts) shall be paid on the date that the related Extension Period terminates to Holders (as defined in the Trust Agreement) of the Trust Securities as they appear on the books and records of the Trust on the record date immediately preceding such termination date.

         Distributions on the Securities must be paid on the dates payable (after giving effect to any Extension Period) to the extent that the Trust has funds available for the payment of such Distributions in the Payment Account of the Trust. The Trust's funds available for Distribution to the Holders of the Preferred Securities will be limited to payments received from the Depositor. The payment of Distributions out of moneys held by the Trust is guaranteed by the Depositor pursuant to the Guarantee Agreement.

         During any such Extension Period, the Depositor shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Depositor's Equity Interests,
(ii) vote in favor of or permit or otherwise allow any of its Subsidiaries (as defined in the Indenture) to declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to or otherwise retire, any of such Subsidiary's Equity Interests entitling the holders thereof to a stated rate of return other than dividends or distributions on Equity Interests issued by any Subsidiary solely payable to the Depositor or any Subsidiary thereof (for the avoidance of doubt, whether such Equity Interests are perpetual or otherwise), or (iii) make any payment of principal of or any interest or premium on or repay, repurchase or redeem any debt securities of the Depositor that rank pari passu in all respects with or junior in interest to the Notes (other than (a) repurchases, redemptions or other acquisitions of Equity Interests of the Depositor in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, (2) a dividend reinvestment or stockholder stock purchase or similar plan with respect to any Equity Interests or (3) the issuance of Equity Interests of the Depositor (or securities convertible into or exercisable for such Equity Interests) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Depositor's Equity Interests (or any Equity Interests of a Subsidiary of the Depositor) for any class or series of the Depositor's Equity Interests or of any class or series of the Depositor's indebtedness for any class or series of the Depositor's Equity Interests, (c) the purchase of fractional interests in Equity Interests of the Depositor pursuant to the conversion or exchange provisions of such Equity Interests or the security being converted or exchanged, (d) any declaration of a dividend in connection with any Rights Plan (as defined in the Indenture), the issuance of rights, Equity Interests or other property under any Rights Plan, or the redemption or repurchase of rights pursuant thereto or (e) any dividend in the form of Equity Interests, warrants, options or other rights where the dividend Equity Interests or the Equity Interests issuable upon exercise of such warrants, options or other rights are the same Equity Interests as those on which the dividend is being paid or rank pari passu with or junior to such Equity Interests).

         On each Note Redemption Date, on the stated maturity (or any date of principal repayment upon early maturity) of the Notes and on each other date on (or in respect of) which any principal on the Notes is repaid, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price. Under the Indenture, the Notes may be redeemed by the Depositor on any Interest Payment Date, at the Depositor's option, on or after March 30, 2012 in whole or in part from time to time at a redemption price equal to one hundred percent (100%) of the principal amount thereof or the redeemed portion thereof, as applicable, together, in the case of any such redemption, with accrued interest, including any Additional Interest, to but excluding the date fixed for redemption; provided, that the Depositor shall have received the prior approval of the Federal Reserve if then required. The Notes may also be redeemed by the Depositor, at its option, at any time, in whole but not in part, upon the occurrence of a Capital Disqualification Event, an Investment Company Event or a Tax Event at the Special Event Redemption Price; provided, that the Depositor shall have received the prior approval of the Federal Reserve if then required.

         The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption or payment at maturity of Notes. Redemptions of the Trust Securities (or portion thereof) shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

         Payments of Distributions (including any Additional Interest Amounts), the Redemption Price, Liquidation Amount or any other amounts in respect of the Preferred Securities shall be made by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing at least ten (10) Business Days prior to the date for payment by the Person entitled thereto unless proper written transfer instructions have not been received by the relevant record date, in which case such payments shall be made by check mailed to the address of such Person as such address shall appear in the Security Register. If any Preferred Securities are held by a Depositary, such Distributions shall be made to the Depositary in immediately available funds.

         The indebtedness evidenced by the Notes is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt (as defined in the Indenture), and this Security is issued subject to the provisions of the Indenture with respect thereto.

                                   ASSIGNMENT

         FOR  VALUE  RECEIVED,   the  undersigned  assigns  and  transfers  this
Preferred Securities Certificate to:



        (Insert assignee's social security or tax identification number)





                    (Insert address and zip code of assignee)

and irrevocably appoints





agent to transfer this Preferred Securities Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:
               -----------------------------------

Signature:
               -----------------------------------------------------------------
                  Sign exactly as your name appears on the other side of this
                               Preferred Securities Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.